Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274375, 333-264442, 333-265643 and 333-259755) and on Form S-8 (No. 333-260661) of Redwire Corporation of our report dated April 2, 2025 relating to the financial statements of Edge Autonomy Intermediate Holdings, LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 3, 2025